EXHIBIT 2.2

AMENDMENT NO. 2 TO BANK PLAN OF MERGER

This Amendment No. 2 to Bank Plan of Merger (this “Amendment”) is made as of January 3, 2025, by and between Mifflinburg Bank and Trust Company, a Pennsylvania-chartered financial institution (“Mifflinburg”), and The Northumberland National Bank (“Norry Bank”), a national banking association.

BACKGROUND:

Mifflinburg Bank and Norry Bank entered into that certain Bank Plan of Merger dated September 24, 2024, as amended by that certain Amendment No. 1 to Bank Plan of Merger dated December 4, 2024 (together, the “Plan of Merger”), providing for the merger (the “Bank Merger”) of Norry Bank with Mifflinburg Bank as the surviving bank (the “Surviving Bank).

Section 6.2 of the Plan of Merger incorrectly identifies J. Todd Troxell as “Executive Vice President and Chief Administrative Officer” of the Surviving Bank instead of as “Senior Executive Vice President and Chief Administrative Officer” of the Surviving Bank.

Mifflinburg Bank and Norry Bank desire to further amend the Plan of Merger to correctly identify Mr. Troxell’s intended officer title.

WITNESSETH:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, Mifflinburg Bank and Norry Bank hereby agree as follows:

1.         Definitions. Capitalized terms used herein shall have the respective meanings given in the Plan of Merger, unless a different meaning is given herein, or the context clearly requires otherwise.

2.         Amendment of Section 6.2. Section 6.2 of the Plan of Merger is hereby amended changing and correcting the officer title for J. Todd Troxell from “Executive Vice President and Chief Administrative Officer” to “Senior Executive Vice President and Chief Administrative Officer.”

3.         Other Terms; Incorporation. Other than the amendments to the Plan of Merger set forth in Sections 2 of this Amendment, all other terms and conditions of the Plan of Merger shall remain unchanged and in full force and effect. All other terms and conditions of the Plan of Merger are incorporated by reference and made a part of this Amendment as if fully set forth herein.

4.         Miscellaneous.

(a)         This Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns.

(b)         This Amendment may not be amended, changed, modified, altered or terminated except by a written instrument executed by Mifflinburg Bank and Norry Bank.

(c)         This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same instrument. A signed counterpart of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed counterpart.

(d)         This Amendment is prepared and entered into with the intention that the laws of the Commonwealth of Pennsylvania shall govern its construction.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

MIFFLINBURG BANK AND TRUST COMPANY

By:	/s/ Jeffrey J. Kapsar
Jeffrey J. Kapsar
Vice Chairman, President & CEO

THE NORTHUMBERLAND NATIONAL BANK

By:	/s/ J. Todd Troxell
J. Todd Troxell
President & CEO

Bank Plan of Merger

AMENDMENT NO. 1 TO BANK PLAN OF MERGER

This Amendment No. 1 to Bank Plan of Merger (this “Amendment”) is made as of December 4, 2024, by and between Mifflinburg Bank and Trust Company, a Pennsylvania-chartered financial institution (“Mifflinburg”), and The Northumberland National Bank (“Norry Bank”), a national banking association.

BACKGROUND:

Mifflinburg Bank and Norry Bank entered into that certain Bank Plan of Merger dated September 24, 2024 (the “Plan of Merger”), providing for the merger (the “Bank Merger”) of Norry Bank with Mifflinburg Bank surviving (the “Surviving Bank”).

Section 3.1 of the Plan of Merger provides that the post-merger name of the Surviving Bank in the Bank Merger shall be determined by mutual agreement of Mifflinburg Bank and Norry Bank.

Mifflinburg Bank and Norry Bank have subsequently determined and agreed that the post-merger name of the Surviving Bank in the Bank Merger shall be “Central Penn Bank & Trust.”

WITNESSETH:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, Mifflinburg Bank and Norry Bank hereby agree as follows:

1.         Definitions. Capitalized terms used herein shall have the respective meanings given in the Plan of Merger, unless a different meaning is given herein or the context clearly requires otherwise.

2.         Amendment of Section 3.1. Section 3.1 of the Plan of Merger is hereby amended to read in its entirety as follows:

“3.1         The name of the Surviving Bank, which shall operate as a wholly-owned subsidiary of Mifflinburg Bank, shall be ‘Central Penn Bank & Trust.’ The address of the principal executive office of the Surviving Bank will be the address of Mifflinburg Bank at the Effective Time, 250 Chestnut Street, Mifflinburg, Pennsylvania, 17844.”

3.         Amendment of Section 4.1 Bank Merger Agreement. Section 4.1 of the Plan of Merger is hereby amended to read in its entirety as follows:

“4.1         The Articles of Incorporation of the Surviving Bank shall be the Articles of Incorporation of Mifflinburg Bank, as in effect immediately prior to the Effective Date, subject, however, to the amendment of the name of Mifflinburg Bank to ‘Central Penn Bank & Trust’ as provided in Section 3.1.”

4.         Other Terms; Incorporation. Other than the amendments to the Plan of Merger set forth in Sections 2 and 3 of this Amendment, all other terms and conditions of the Plan of Merger shall remain unchanged and in full force and effect. All other terms and conditions of the Plan of Merger are incorporated by reference and made a part of this Amendment as if fully set forth herein.

5.         Miscellaneous.

(a)         This Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns.

(b)         This Amendment may not be amended, changed, modified, altered or terminated except by a written instrument executed by Mifflinburg Bank and Norry Bank.

(c)         This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same instrument. A signed counterpart of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed counterpart.

(d)         This Amendment is prepared and entered into with the intention that the laws of the Commonwealth of Pennsylvania shall govern its construction.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

MIFFLINBURG BANK AND TRUST COMPANY

By:	/s/ Jeffrey J. Kapsar
Jeffrey J. Kapsar
Vice Chairman, President & CEO

THE NORTHUMBERLAND NATIONAL BANK

By:	/s/J. Todd Troxell
J. Todd Troxell
President & CEO

BANK PLAN OF MERGER

The following is the Plan of Merger approved and adopted by the respective Boards of Directors of Mifflinburg Bank and Trust Company (“Mifflinburg Bank”), a Pennsylvania-chartered financial institution and a wholly-owned subsidiary of Mifflinburg Bancorp, Inc., a Pennsylvania corporation (“Mifflinburg”), and The Northumberland National Bank (“Norry Bank” and, together with Mifflinburg, the “Parties”)), a national banking association and wholly-owned subsidiary of Northumberland Bancorp (“Northumberland”), a Pennsylvania corporation. This Plan of Merger is subject to the effectiveness of the Agreement and Plan of Merger, dated as of September 24, 2024 (the “Holding Company Merger Agreement”) between Mifflinburg and Northumberland pursuant to which Northumberland shall merge with and into Mifflinburg, and Mifflinburg will be the surviving corporation.

MERGER

1.1         On the Effective Date (as defined in Section 7 hereof), Norry Bank shall merge with and into Mifflinburg Bank (the “Bank Merger”) pursuant to the applicable provisions of the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”), and subject to the approval of the Pennsylvania Department of Banking and Securities (the “Department”) and the Federal Deposit Insurance Corporation (the “FDIC”), whereupon the separate existence of Norry Bank shall cease and Mifflinburg Bank shall be the resulting bank (hereinafter sometimes referred to as the “Surviving Bank”).

REQUIRED APPROVALS

2.1         Board of Directors' Approval. The Plan of Merger has been unanimously approved by the members of the Board of Directors of Norry Bank and the members of the Board of Directors of Mifflinburg Bank, respectively.

2.2         Shareholder Approvals. The Plan of Merger was approved and adopted by Northumberland, as the sole shareholder of Norry Bank, pursuant to a written consent of sole shareholder of Norry Bank dated September 23, 2024, and by Mifflinburg, as the sole shareholder of Mifflinburg Bank, pursuant to a written consent of sole shareholder of Mifflinburg Bank dated September 24, 2024.

NAME

3.1         The name of the Surviving Bank, which shall operate as a wholly-owned subsidiary of Mifflinburg, shall be determined by mutual agreement of the Parties prior to the date Mifflinburg Bank files an application under the Bank Merger Act with the FDIC to approve the Bank Merger, and the Parties shall promptly enter into an amendment to this Plan of Merger to reflect the agreed-upon name.

ARTICLES OF INCORPORATION

4.1         The Articles of Incorporation of the Surviving Bank shall be the Articles of Incorporation of Mifflinburg Bank, as in effect immediately prior to the Effective Date, subject, however, to the amendment of the name of Mifflinburg Bank to "[·]" as provided in Section 3.1.

BYLAWS

5.1         The Bylaws of the Surviving Bank shall be the Bylaws of Mifflinburg Bank, as in effect immediately prior to the Effective Date.

DIRECTORS AND OFFICERS

6.1         The following persons serving as the directors of Norry Bank and Mifflinburg Bank immediately prior to the Effective Date shall serve as the directors of the Surviving Bank from and after the Effective Date and until such time as he or she resigns, dies or his or her successor has been duly elected and qualified:

Timothy J. Apple Chad Geise Amanda G. Kessler Adam Purdy J. Donald Steele, Jr. J. Todd Troxell	Richard J. Drzewiecki Jeffrey J. Kapsar Robert C. Musser Robert S. Pierce Betsy K. Robertson John Showers

6.2         Except as set forth below, the persons who are officers of Mifflinburg Bank immediately prior to the Effective Date shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine. The following persons shall be the executive officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine:

Jeffrey J. Kapsar, President and Chief Executive Officer

Thomas C. Graver, Jr., Senior Executive Vice President and Chief Financial Officer

J. Todd Troxell, Executive Vice President and Chief Administrative Officer

Thomas L. Eberhart, Executive Vice President and Chief Operating Officer

Douglas C. Baxter, Senior Vice President and Chief Accounting Officer

EFFECTIVE DATE

7.1         The Bank Merger shall become effective, and this Plan of Merger shall be consummated, on such date (the “Effective Date”) and at such time (the "Effective Time") as shall be specified in the articles of merger executed by Norry Bank and Mifflinburg Bank, endorsed by the Department and filed with the Pennsylvania Department of State. The Effective Date and the Effective Time shall be the same as the Effective Date and the Effective Time as defined and provided in the Holding Company Merger Agreement.

ASSUMPTION OF LIABILITIES

8.1         The effect of the Bank Merger shall be as set forth in Section 1606 of the Banking Code.

CONVERSION OF SHARES AND CANCELLATION OF STOCK

9.1         Conversion of Mifflinburg Bank Stock. On the Effective Date, all of the then issued and outstanding shares of common stock, $5.00 par value per share, of Mifflinburg Bank shall continue to be issued and outstanding and be owned by Mifflinburg.

9.2         Cancellation of Norry Bank Common Stock. On the Effective Date, all of the shares of common stock and preferred stock of Norry Bank which are issued and outstanding immediately prior thereto, shall, by virtue of the merger, be thereupon cancelled. No new shares of the capital stock of the Surviving Bank shall be issued or be deemed to have been issued in exchange for the cancelled shares of Norry Bank common stock and preferred stock, and such cancelled shares shall not be converted into any other shares or other securities of the Surviving Bank.

MISCELLANEOUS

10.1         Acknowledgement. Each party to this Plan of Merger, by executing the same, acknowledges and affirms that its Board of Directors, has, by the affirmative vote of at least a majority of its members, approved this Plan of Merger and the transactions contemplated hereby, authorized the execution of this Plan of Merger, empowered its undersigned officers to execute this Plan of Merger, and authorized the filing of this Plan of Merger with the Department and the FDIC.

10.2         Counterparts, Modifications, Successors, Headings.

This Plan of Merger may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Subject to applicable law, this Plan of Merger may be amended or modified by the Parties; provided, however, that all such amendments and modifications must be in writing and signed by both parties.

This Plan of Merger shall be binding upon and shall inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives; provided, however, that neither Party may assign any of its rights nor delegate its duties under this Plan of Merger without the prior written consent of the other party.

Section headings are not to be considered part of this Plan of Merger, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan of Merger or any of its provisions.

10.3         Governing Law. This Plan of Merger and the legal obligations among the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without taking into account provisions regarding choice of law), except to the extent that certain matters may be governed by federal law.

10.4         Termination. This Plan of Merger shall terminate and forthwith become void automatically upon the termination of the Holding Company Merger Agreement in accordance with its terms, unless earlier terminated with the signed written consent of both parties.

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IN WITNESS WHEREOF, the Parties have caused this Plan of Merger to be duly executed, and their respective seals to be hereunto affixed, as of the day and year first above written.

THE NORTHUMBERLAND NATIONAL BANK

	By:	/s/ J. Todd Troxell
Name: J. Todd Troxell
Title: President and Chief Executive Officer
(BANK SEAL)

Attest:
Name:
Title:

MIFFLINBURG BANK AND TRUST COMPANY.

	By:	/s/ Jeffrey J. Kapsar
Name: Jeffrey J. Kapsar
Title: Vice Chairman, President and Chief Executive Officer
(BANK SEAL)

Attest:
Name:
Title: